EXHIBIT 99.1

     SEATTLE, April 21, 2003 — RealNetworks®, Inc. (Nasdaq: RNWK) today announced it has entered into a definitive agreement to acquire Listen.com, Inc. in a cash and stock transaction valued at approximately $36 million. With this acquisition, RealNetworks will own two of the Internet’s best subscription content services, the critically-acclaimed and market-leading RealOne™ SuperPass, which offers leading news, sports and entertainment programming, and the award-winning RHAPSODY music service.

“RealNetworks has long been a pioneer and leader in digital music, going back to our invention of Internet streaming in 1995 and introduction of RealJukebox in 1999. The opportunity for us to add Listen.com’s RHAPSODY, the best music subscription service, into our family of services was just too compelling to pass up,” said Rob Glaser, CEO, RealNetworks, Inc. “Listen.com’s RHAPSODY has pioneered a number of important capabilities such as integrating artist guides and customized radio stations within a music subscription service, and its innovative hybrid streaming and caching technology. Bringing RHAPSODY and RealOne together will, we believe, accelerate the adoption of legitimate digital music services.”

“RealNetworks has a world-class technology infrastructure and a demonstrated ability to reach a broad consumer audience with compelling entertainment content,” said Sean Ryan, chief executive officer, Listen.com. “Backed by these extensive resources, we are in a strong position to grow the online music market by strengthening RHAPSODY, licensing a wider variety of music, and offering even more value to new distribution partners.”

Listen.com has music assets that will enhance RealNetworks’ music programming and provide operational efficiencies. Listen.com’s RHAPSODY subscription service, highly regarded music and artist information, and innovative radio service will be important assets in building the music offerings of RealNetworks’ RealOne subscription service. In addition, Listen.com’s distribution arrangements and technology partnerships with broadband cable and DSL providers, online music sites, computer manufacturers and consumer electronics companies will enhance the reach of RealNetworks’ subscription offerings. Listen.com has distribution agreements with a network of more than 15 companies, including Time Warner Cable’s Road Runner high-speed ISP, Charter Communications, Verizon Online, Sprint, Cablevision Systems Corporation’s Optimum Online, Gateway, Lycos, RCN Corporation, and Sony’s Musiclub.

The acquisition follows RealNetworks’ strategic investment in Listen.com announced in February. The parties expect the acquisition to close late in the second quarter, or early third quarter of 2003, subject to California Fairness Hearing Approval. All consents from the major music labels have already been granted. The cash consideration to be paid for stock and vested stock options of Listen.com is approximately $17.3 million and the stock consideration is approximately 4.1 million shares of RealNetworks common stock. These shares represent less than 3% of RealNetworks’ shares outstanding. If the transaction were valued as of the close on April 18th, the total purchase price would be approximately $36 million.

An integrated financial outlook will be provided on RealNetworks’ first quarter conference call scheduled for April 29th. Depending on the timing of obtaining California approvals, the impact of this acquisition may be reflected in RealNetworks’ 2nd quarter financial results. Following the close of the acquisition, RealNetworks would expect Listen.com to incur operating losses of approximately one million to two million dollars per quarter in 2003, and decreasing thereafter.

As part of the agreement, Listen.com’s executive and management team will be joining RealNetworks. Sean Ryan will continue to lead the Listen.com team as Vice President of Music Services as part of the RealOne division, directed by Merrill Brown, Senior Vice President, RealOne Services. Rob Reid, founder of Listen.com, will join RealNetworks as Vice President of Strategic Development. Listen.com will remain in San Francisco and will continue to operate music services for its customers and distribution partners.

Since 1998, Listen.com has been a pioneer in the online music industry, first building the largest and most comprehensive directory for legally available music on the web and subsequently introducing the RHAPSODY digital music subscription service. RHAPSODY combines unlimited, on-demand access to the world’s largest library of digital music, CD-quality Internet radio, and the ability to mix and burn custom CDs, plus extensive music information and editorial recommendations.

RealNetworks remains a committed investor in and technology partner of MusicNet, a leading online music company formed by RealNetworks, AOL Time Warner, Bertelsmann, and EMI in 2001.

Conference Call

RealNetworks will host a public webcast and conference call at 2 PDT today at www.realnetworks.com/info/listen.html. A replay of the call will be available at the same location. The dial-in number for the call is 877-501-1455 for domestic callers and 484-630-4026 for international callers. The passcode is RealNetworks.

About RealNetworks

RealNetworks, Inc. is the leading global provider of network-delivered digital audio and video services and the creator of the technology that enables digital media creation, distribution and consumption. Consumers use RealNetworks’ RealOne Player and RealNetworks’ content subscription service, RealOne SuperPass, to play free and premium digital content. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to deliver digital media to PCs, mobile phones and consumer electronics devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ systems and corporate information is located at http://www.realnetworks.com.

RealNetworks and RealOne are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) the effect of the acquisition on RealNetworks’ business and the combined business; (b) the future growth of online music and other subscription services; (c) the ability of RealNetworks to utilize, grow and enhance the assets acquired in the acquisition; (d) the closing of the acquisition in the second quarter of 2003; (e) the executive and management team of Listen.com joining RealNetworks; and (f) the effect of the acquisition on RealNetworks’ financial results and future operating losses. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include risks regarding: whether and when closing of the acquisition will occur; whether RealNetworks will be able to successfully integrate siten.com following the closing of the acquisition; the potential inability to retain key employees of Listen.com; the timely development, production and acceptance of the products, services and technologies contemplated by the proposed acquisition; competitive risks, including existing competing technologies, products and services and the emergence of new entrants; development and consumer acceptance of legal online music distribution services; the continued growth of “free” peer-to-peer services; potential litigation involving patents and intellectual property matters; and general macroeconomic trends including without limitation financial difficulties facing technology companies, the reduced demand for technology products and the impact of past and potential future terrorist activities and military actions.

More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ Annual Report on Form 10-K for the year ended December 31, 2002 and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.